Exhibit 23.6


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Zions Bancororporation on Form S-4 of our report dated February 24, 1999, appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in Registration Statement No. 333-85991 on Form S-4 which is incorporated by reference herein.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Salt Lake City, Utah
October 5, 1999